                                                                    Exhibit 10.8

                           PROGRAM LICENSE CONTRACT
                           ------------------------


     THIS PROGRAM LICENSE CONTRACT is made and entered into and is effective as of the 28 day of June, 1996, by and between JONES EDUCATION NETWORKS/CHINA, INC., a corporation organized and existing under the laws of the State of Colorado, United States of America ("JENC"), and CHINA EDUCATION TV PRODUCTIONS, a separate institution legal person established under the laws of the People's Republic of China ("PRC") responsible for international cooperation business ("CETP"), which is wholly owned and controlled by CHINA EDUCATION TELEVISION.

     WHEREAS, CETP controls and operates certain television networks (satellite television education network) throughout the PRC and is interested in broadcasting on one or more of such networks certain educational programming relating to computers, computer technology and computer training; and

     WHEREAS, JENC, through its affiliate, Jones Computer Network, Inc., operates a satellite delivered cable television network in the United States of America and has access to programming that would meet the needs of CETP; and

     WHEREAS, CETP has requested that JENC make certain educational programming available to it, and JENC desires to make and provide such programming, subject to the terms and conditions of this Contract.

     NOW, THEREFORE, in consideration of the foregoing and mutual exchange and discussion ,the parties hereto hereby agree as follows:

     1.  PROVISION OF PROGRAMMING.
         -------------------------

     (a) JENC hereby agrees to license on a non-exclusive basis to CETP three
(3) fifty-two (52) minute blocks of television programming each week during the term of this Contract, for a total of one hundred fifty-six (156) programming blocks during the first year of this Contract (the "Programming") for distribution in the territory of the PRC currently governed by PRC law (the "Territory"). Each program block offered to CETP pursuant hereto shall be different and shall not be a duplicate or repeat of a previously offered program block. All program blocks offered shall contain forty-six (46) minutes of program content and six (6) minutes of advertising, with the program content being computer related programming, which may include but shall not be limited to, information on computer technology and software, computer training, computer news information, uses of computers including information concerning the Internet, and other computer related topics.

     (b) All Programming shall be supplied to CETP in PAL Betacam format and in the English language. To ensure translation and dubbing, JENC shall supply CETP with written manuscripts for at least two months' Programming one hundred and fifty (150) days prior to the proposed broadcast and supply CETP with original tapes for at least two months' Programming one hundred and twenty (120) days prior to the proposed broadcast. The initial broadcast of Programming shall be no earlier than October 1, 1996 and no later than January 31, 1997. CETP shall notify JENC within fifteen (15) days after receipt of the specific shows included in the Programming as to whether it will broadcast such particular proposed Programming. If CETP discovers any programming inconsistent with its synopsis, then JENC shall be obligated to offer other Programming to CETP for the proposed broadcast time. If CETP cannot confirm whether or not to broadcast Programming within fifteen (15) days, JENC shall not be responsible for replacement of Programming and may authorize CETP to broadcast on a repeat basis Programming previously accepted by CETP and previously broadcast by CETP.

     (c) CETP shall be responsible for and shall undertake to make all necessary arrangements with customs and import agencies of the PRC to ensure the timely importation of the Programming and other materials into the PRC. Upon CETP's directions, JENC shall mail the Programming materials to China at its expense in a manner agreed by the parties hereto and CETP shall be responsible for the collection of the Programming materials.

     2.  DISTRIBUTION OF PROGRAMMING.
         ----------------------------

     (a) CETP agrees to distribute any Programming accepted by it on its satellite delivered network known as CETV-1, which is available on the APSTAR-1 satellite, and on its broadcast network known as CETV-BJ, UHF-35. CETP shall use its best efforts to ensure a high quality of signal transmission for the Programming.

     (b) The Programming will be broadcast each week initially in the morning hours on Tuesday, Wednesday and Thursday, and the same Programming will then be repeated in the evening hours on Friday, Saturday and

Sunday. Specific broadcast times for the Programming will be mutually agreed upon by CETP and JENC.

     (c) The time blocks during which the Programming will be distributed by CETP will be identified and branded as the Mandarin Chinese equivalent of "Computer World" unless and until CETP and JENC agree upon a different identification and brand. CETP shall take all actions necessary to register the name "Computer World" at its expense with the appropriate trademark authorities in the PRC. The name and trademark are designated and limited to use by this cooperation . Neither of the parties may use the name or trademark without the consent of the other party.

     (d) CETP shall comply with all applicable laws, rules, regulations, permits, approvals and licensing requirements for distribution of the Programming in the Territory, obtain and maintain all required approvals, licenses and permits active and in good standing and indemnify and hold JENC harmless from any action taken as a result of loss of such approvals, licenses or permits. CETP shall provide to JENC, copies of all applicable approvals, licenses, permits and the renewals thereof, upon signing and acknowledgment of this Contract. In the event of loss of any approval, license or permit that impairs CETP's ability to operate, CETP shall immediately notify JENC by the most expeditious means and shall cease all distribution of the Programming in the Territory where the non-compliance occurs.

     (e) CETP may not sub-license or distribute the Programming or Trademarks (as defined in Section 3(a)) to any third party for use by such third party without the prior written consent of JENC.

     (f) CETP will produce, at its expense, sixty (60) seconds of promotional spots for the Computer World programming block. Such promotional spots shall be broadcast three (3) times every day, on either CETV-1, CETV-BJ35, or a combination thereof, as CETP may elect, except that such promotional spots shall not be run during the Computer World programming block agreed in this Contract.

     3.  MODIFICATION OF PROGRAMMING.
         ----------------------------

     (a) Upon the review and confirmation of CETP, all Programming will be distributed by CETP in the form in which it is provided to CETP by JENC without modification, addition, deletion, alteration, editing or amendment, including any copyright notices, cast, trademarks or trade names contained therein. CETP shall register in the PRC in the name of JENC the trademarks set forth in Exhibit A attached hereto (the "Trademarks") at JENC's
                        ---------
expense. To protect the Programming's copyrights, the parties hereto will provide in detail in a memorandum for their rights and obligations. Except for agreed captions for copyrights notices, logos, cast, etc., neither of the parties hereto shall add any additional copyright notices, cast, trademarks, logos or other captions onto or into the Programming without further negotiation between parities hereto. As between JENC and CETP, JENC reserves to itself all right, title and interest in and to the Programming and the Trademarks, and all materials, ideas, formats and concepts contained therein, and all of such right, title and interest shall remain the sole and exclusive property of JENC. CETP shall not obtain any rights to the Programming or Trademarks other than the specific and express rights licensed by JENC to CETP herein.

     (b) CETP shall have the right to produce and insert, up to eight (8) minutes of non-advertising material in each fifty-two (52) minute block of Programming supplied by JENC (the "Interstitial"). CETP shall be entitled to determine the positioning of all eight (8) minutes and may split the aggregate eight (8) minutes into such groupings of minutes or portions thereof as CETP may elect. Notwithstanding the foregoing, CETP may not use the Interstitial in any manner, whether in content, placement or otherwise, which adversely affects the integrity of the Programming in which the Interstitial is incorporated. The parties agree that the Interstitial will be used by CETP for introductory pieces consisting of commentary from a Chinese computer expert who will provide appropriate background and/or ancillary material related to the Programming for which the introduction is prepared, or commentary during or at the end of the Programming from a similar person with a similar focus. The Interstitial shall contain no advertising material. CETP shall ensure that nothing in the Interstitial will be derogatory or defamatory of the content provided in the Programming.

     (c) CETP shall have the right to insert or overlay on the Programming a voice over translation of the audio track of the Programming, including all advertising. The voice over translation shall be in Mandarin Chinese and shall be done by persons or teams fluent in such language and adequately trained in English and computer related technology and terms to ensure the accuracy of technology terms and its consistence with the content in the English original tape. CETP shall be responsible for, and shall pay all costs of, obtaining all necessary voice over translations, subject to the obligation of JENC to pay certain costs as set forth in Section 6 of this Contract. All voice over translations shall be completed by CETP according to a schedule agreed by parties hereto so as not to interfere with the broadcast schedule for the Programming. Any delay in completing the voice over translation shall be the sole responsibility of CETP.

     (d) CETP shall provide inventory control and distribution control of all original tapes and related Programming material and ensure that the handling of said material is done in strict accordance with the terms and conditions of this Contract. CETP shall assist JENC in the protection of any of JENC's rights or interests in and to the Programming and Trademarks. CETP shall take all reasonable efforts to prevent the unauthorized distribution or use of the Programming or use of the Trademarks. CETP warrants that it shall not make any claim, and shall exercise reasonable efforts to prevent any act which may violate, impair or otherwise bring damage or infringement upon the intellectual property and license of the Programming and Trademarks, and further, shall promptly notify JENC of any infringement or unauthorized use of the Programming and Trademarks or variation thereof by others immediately following it becoming aware of such event and shall cooperate fully with JENC in any legal action taken by JENC against any party alleged to be infringing. Upon the termination or expiration of this Contract, for whatever reason, CETP shall immediately return to JENC all original English language master tapes, all original master tapes of the Programming as broadcast by CETP, and all copies of any of such master tapes. No copies of the Programming in any form shall be retained by CETP.

     4.  TRADEMARK LICENSE.  During the term of this Contract, JENC grants to
         ------------------
CETP a non-exclusive license to use the Trademarks and copyright notices related to or contained in the Programming in connection with CETP's promotion and distribution of the programming in the territory. CETP shall make no use of the Trademarks and copyright notices in any promotion that would be deemed as commercial activities and detrimental to the rights and interests of JENC.

     5.  ADVERTISING.
         ------------

     (a) Subject to the Advertising Law and other regulations governing reviewing and examination of advertisements in China, JENC shall edit all Programming offered to CETP to allow for a total of six (6) minutes of advertising time. JENC shall have the sole and exclusive right to determine the placement of the advertising spots within the Programming. JENC shall have the right to sell all of such advertising time to such sponsors and/or advertisers as it may elect and at such rates as it may determine. All revenues from the sale of advertising on the Programming shall be retained solely and exclusively by JENC.

     (b) JENC will use commercially reasonable efforts to insert all advertising spots into the PAL beta video tapes prior to shipment of such tapes to CETP. Where such insertion cannot be accomplished prior to shipment, JENC shall provide CETP with the advertising spots by separate PAL beta tape or other mutually agreed means, and CETP shall be responsible for inserting such advertising spots into the Programming forty-five (45) days prior to broadcasting the Programming unless JENC and CETP agree to insertion upon less than 45 days' notice.

     (c) CETP shall provide JENC with a monthly notice certifying the times of the broadcast of the Programming and the advertisements.

     6.  TRANSLATION COSTS.
         ------------------

     (a) CETP and JENC hereby agree that JENC shall be responsible for paying the voice over translation costs as set forth in Exhibit B attached hereto and
                                                 ---------
by this reference incorporated herein. No increase shall be made in the voice over translation costs during the term of this Contract.

     (b) JENC shall pay to CETP, within twenty (20) days after execution of this Contract, one-third of the total voice over translation costs for the Initial Term (as hereinafter defined) of this Contract. Within twenty (20) days after the completion of the voice over translation and broadcast of the Programming, JENC shall pay to CETP the second one-third of the total voice over translation costs for the Initial Term of this Contract. The remaining one-third of the total voice over translation costs for the Initial Term of this Contract shall be paid upon completion of the voice over translation of all Programming supplied by JENC to CETP for the Initial Term of this Contract.

     (c) All payments required to be made to CETP hereunder shall be paid in United States Dollars, and shall be made by wire transfer of the required funds to a bank or banks, in the United States of America or elsewhere, designated by CETP pursuant to written notice given in accordance with Section 13(h) of this Contract.

     7.  TERM.  This Contract shall be effective upon due execution and delivery
         -----
by both parties hereto. Except as otherwise provided herein, the term of this contract shall be for a period from the date of broadcasting the

Programming until one (1) year (the "Initial Term"). This Contract may thereafter be extended upon mutual agreement of JENC and CETP for an additional one year term (the "Renewal Term"). if either party desires to extend the Contract for the Renewal Term, such party shall give written notice including its proposed term and condition for extension to the other at least one hundred twenty (120) days prior to the expiration of the Initial Term. If such extension is agreed upon by the parties prior to the expiration of the Initial Term, then the Contract shall extend for the Renewal Term. If no mutually acceptable agreement is reached prior to the end of the Initial Term or if neither party gives the other notice of its desire to extend the term, then this Contract shall expire as of the end of the Initial Term.

     8.  TERMINATION RIGHTS.
         -------------------

     (a) Either party may terminate this Contract by giving written notice to the other in the event that the other party has breached any of its material representations and warranties contained herein, or in the event that the other party has failed to perform any of its material obligations required to be performed hereunder. Any notice of termination shall specify the alleged breach or failure to perform and the party receiving any such notice shall have sixty
(60) days to cure the alleged breach or failure to perform. In the event that such a cure is not effected within such sixty (60) day period, then this Contract shall terminate.

     (b) Upon any termination of this Contract pursuant to Section 8(a) hereof, the terminating party shall have all rights and remedies available to it in a court of law, except that neither party shall be liable to the other for incidental or consequential damages, whether foreseeable or not, nor shall either party be liable to the other for punitive damages for any reason whatsoever.

     9.  FORCE MAJEURE.  Except as herein provided, neither Jenc nor Cetp shall
         --------------
have any rights against the other party hereto for the non-operation of facilities or the non-furnishing of the Programming if such non-operation or non-furnishing is due to an act of God; inevitable accident; fire; lockout; flood; tornado; hurricane; strike or other labor dispute; riot or civil commotion; earthquake; war; act of government or governmental instrumentality; failure of performance by a common carrier; failure in whole or in part of technical facilities; or other cause (financial inability excepted) beyond such party's reasonable control (a "Force Majeure Event"). During the occurrence of a Force Majeure Event, the obligations of the parties hereunder shall be suspended. If a Force Majeure Event continues for a period in excess of thirty (30) days, then either party may elect to terminate this Contract effective upon written notice to the other party.

     10.  Non-Exclusive Relationship.  Cetp and JENC understand and agree that
          ---------------------------
the relationship created pursuant to this Contract is non-exclusive. JENC shall be entitled to syndicate or otherwise distribute any programming, including the Programming offered or supplied to CETP hereunder, to other parties for distribution by any means in geographic areas that may include some or all of the Territory; provided, however, that JENC will not distribute the Programming
               --------  ------
as translated and broadcast by CETP until at least three (3) months after its initial broadcast by CETP. CETP shall have no rights to interfere in such distribution and JENC shall have no obligation to CETP with respect to any such other or additional distribution.

     11.  REPRESENTATIONS AND WARRANTIES.
          -------------------------------

     (a) CETP hereby represents and warrants to JENC that (i) it has full power and authority to enter into this Contract, and upon execution hereof, this Contract shall constitute a binding and enforceable obligation of CETP; (ii) CETP is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder;
(iii) the person executing this Contract on behalf of CETP is fully authorized to do so; and (iv) nothing contained in any material which will be inserted into the Programming by CETP and/or its agents, including but not limited to the Interstitial and the voice over translation, will violate the civil or property rights, copyrights, trademark rights or right of privacy of any person, firm or corporation, or constitute libel, slander or defamation as against the United States, any person, firm or corporation, except that no representation or warranty is given with respect to music performance rights.

     (b) JENC hereby represents and warrants to CETP that (i) it has full power and authority to enter into this Contract, and upon execution hereof, this Contract shall constitute a binding and enforceable obligation of JENC; (ii) JENC is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder;
(iii) the person executing this Contract on behalf of JENC is fully authorized to do so; and (iv) nothing contained in the Programming will violate the civil or property rights, copyrights, trademark rights or right of privacy of any person, firm or corporation, or constitute libel, slander or defamation as against the PRC, any person, firm or corporation, except that no representation or warranty is given with respect to music performance rights.

     (c) JENC and CETP shall each indemnify, defend and forever hold harmless the other, the other's affiliated companies and their respective officers, directors, employees, partners and agents from all liabilities, claims, costs, damages and expenses (including, without limitation, counsel fees and court costs) arising out of any breach or claimed breach by it of any representation or any of its obligations pursuant to this Contract. It is hereby agreed that the indemnifying party shall have the right to assume the full defense of any or all claims or litigation to which its indemnity applies and that the indemnified party will cooperate fully (at the cost of the indemnifying party) with the indemnifying party in such defense and in the settlement of such claims or litigation, and the indemnified party shall make no compromise or settlement of any such claims without the prior written consent of the indemnifying party.
The settlement of any claim without the prior written consent of the indemnifying party shall release the indemnifying party from its obligations hereunder with respect to such claim or action so settled.

     (d) The representations, warranties and indemnities contained in this
Section 11 shall continue throughout the term of this Contract and the indemnities shall survive the expiration or termination of this Contract.

     12. TAXES.
         ------

     (a) CETP shall be liable for all customs duties, import value added tax, or other taxes imposed by the government of the PRC, any of its governmental subdivisions, or any local governmental authority on the delivery of Programming (including the physical tape and the educational content) by JENC to CETP pursuant to this Contract. CETP shall not be liable for any taxes imposed on advertising revenues received by JENC provided, however, that if the tax
                                      --------- -------
consequences of the advertising make the continuation of this contract impracticable from a financial standpoint to JENC, as determined by JENC in its sole discretion, JENC shall be entitled to terminate this contract on 120 days' prior written notice.

     (b) CETP shall take reasonable actions to assist JENC in obtaining approval from the government of the PRC, any of its governmental subdivisions, or any local governmental authority, that JENC qualifies as a resident of the United States of America eligible to be taxed on royalty income arising in the PRC at a withholding rate of ten percent (10%) pursuant to Article 11 of the Agreement between the Government of the United States of America and the Government of the People's Republic of China for the Avoidance of

Double Taxation and the Prevention of Tax Evasion with respect to Taxes on Income, brought into force on October 22, 1986.

     (c) To the extent CETP is required to withhold any taxes of JENC relating to the transactions contemplated by this Contract , CETP shall provide JENC with reasonable documentary evidence that such taxes have been withheld and paid to the appropriate governmental authority.

     13. DISPUTE RESOLUTION.
         -------------------

     (a) The parties shall attempt to resolve any dispute arising from or in connection with this Contract through friendly consultation between the Parties. If after consultation, the dispute is not settled, either party may submit the matter in dispute to a judicial court for resolution.

     (b) The parties agree that any judicial proceeding brought against CETP with respect to this Contract may be brought in any court of competent jurisdiction in the State of Colorado, and by execution and delivery of this Contract, CETP accepts for itself generally and unconditionally the jurisdiction of any such court, and irrevocably agrees to be bound by such judicial proceedings and any judgment rendered by such court in connection with this Contract. CETP irrevocably agrees to, and accepts, service upon it by mail of all process in any such proceeding in any such court in the State of Colorado, such service being hereby acknowledged by CETP to be effective and binding on it in every respect.

     14. GENERAL.
         --------

     (a) This Contract shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, this Contract may not be assigned by either party without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, JENC may assign or transfer this
                       --------  -------
Contract without the prior written consent of CETP to any corporation or other entity which is controlling, controlled by, or under common control with JENC.

     (b) Neither JENC nor CETP shall be, or hold itself out as, the agent of the other under this Contract. No person receiving the Programming from CETP shall be deemed to have any privity of contract or direct contractual or other relationship with JENC by virtue of this Contract or JENC's provision of the Programming to CETP hereunder. Likewise, no supplier of advertising or anything else included in the Programming by JENC shall be deemed to have any privity of contract or direct contractual or other relationship with CETP by virtue of this Contract or CETP's distribution of the Programming hereunder. Nothing contained herein shall be deemed to create, and the parties do not intend to create, any relationship of partners, joint venturers, agents or participants in a foreign investment enterprise, as between CETP and JENC, and neither party is authorized to or shall act toward third parties or the public in any manner which would indicate any such relationship with the other.

     (c) This Contract contains the entire understanding of the parties and supersedes all prior understandings of the parties relating to the subject matter herein. This Contract may not be modified except in writing executed by all parties hereto. Any waiver of any provision of this Contract must be in writing and signed by the party whose rights are being waived and no waiver by either CETP or JENC of any breach of any provision hereof shall be or be deemed to be a waiver of any preceding or subsequent breach of the same or any other provision of this Contract.

     (d) This Contract and all collateral matters shall be construed in accordance with and governed by the laws of the State of Colorado applicable to contracts fully made and to be performed therein, irrespective of the place of actual execution or performance. The English language shall be the controlling language with respect to the interpretation and meaning of this Contract.

     (e) The invalidity or unenforceability of any provision of this Contract shall in no way affect the validity or enforceability of any other provision of this Contract.

     (f) JENC and CETP each acknowledge that this Contract was fully negotiated by the parties and, therefore, no provision of this Contract shall be interpreted against any party because such party or its legal representative drafted such provision.

     (g) No third party shall be a beneficiary of, or have any rights by virtue of, this Contract.

     (h) All notices and other communications given hereunder shall be in writing and shall be delivered by facsimile transmission, telegraph, personal delivery or by express courier, addressed to the respective parties at the following addresses:

     IF TO CETP:              CHINA EDUCATION TV PRODUCTIONS
                              Education Television
                              Building #305
                              160 Fuxingmennei St., Xicheng District
                              Beijing, 100031, China
                              Attention:  Director
                              Facsimile: 86-10-6608-4299

     IF TO JENC:              JONES EDUCATION NETWORKS, INC.
                              9697 E. Mineral Avenue
                              Englewood, Colorado 80112
                              United States of America
                              Attention:  President
                              Facsimile:  303-799-1644

The date of facsimile transmission, telegraph or personal delivery, or the business day five (5) days after delivery to an express courier if by express courier, shall be deemed the date of which any notice is given and effective.

          (i) The titles and headings of the sections in this Contract are for convenience only and shall not in any way affect the interpretation of this Contract.

          IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first written above.


                              CHINA EDUCATION TV PRODUCTIONS



                              By:/s/ Cui Zhiming
                                 ---------------
                              Title:Director
                                    --------
                              Date:June 28, 1996
                                   -------------

                         JONES EDUCATION NETWORKS/
                         CHINA, INC.
                         a corporation organized and existing
                         under the laws of the State of Colorado, United States of America



                         By:/s/ Wallace W. Griffin
                            ----------------------
                         Title:President
                               ---------
                         Date:June 28, 1996
                              -------------



(24279)

                                   EXHIBIT A
                                   ---------

Jones Education Networks/China, Inc.

Jones Computer Network, Inc.

Mind Extension University, Inc.

Computer World

10 Nanoseconds of Fame

Digital Gurus

MultiMedia Gulch

New Media News

Knowledge Network

Knowledge TV

                                   EXHIBIT B
                                   ---------


VOICE OVER TRANSLATION COSTS DETERMINED AS FOLLOWS:
- ---------------------------------------------------

ASSUMPTIONS:
- ------------

52 Minutes per block of Programming

Three 52 Minutes of new Programming per week, for a total of 156 new programs during the Initial Term

Each new program is repeated once for a total of 312 programs


CALCULATIONS:
- -------------

Total Length for Voice Over Translation for Initial Term
- --------------------------------------------------------

52 Minutes x 3 Programs Per Week x 52 Weeks per Year    =      8,112 Minutes

Voice Over Translation Service
- ------------------------------

8,112 Minutes                  x  US$25.00 per Minute   =  US$202,800.00
                                                           -------------

Blank Tapes
- -----------

312 programs                   x  US$35.00 per tape     =  US$10,920.00
                                                           -------------

Interstitials
- -------------

8 minutes                      x 156 new programs       x  US$100.00    =    US$124,800.00
                                                           -------------

Repeat Service
- --------------

US$160,000.00
- -------------


TOTAL AMOUNT                                            US$498,520
- ------------                                            ----------

One Third of Total Amount      =    US$166,173.34

                                      -15-